UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-A/A

Amendment No. 1 to Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Convio, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	74-2935609
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

11501 Domain Drive, Suite 200 Austin, Texas 78758	78758
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, par value $0.001 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:  333-164491

Securities to be registered pursuant to Section 12(g) of the Act:  None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Explanatory Note

This Amendment No. 1 to Form 8-A (this “Amendment”) amends the Form 8-A originally filed with the Securities and Exchange Commission by Convio, Inc. (the “Registrant”) on April 20, 2010 (File Number 001-34707). The purpose of this Amendment is to revise the name of the exchange upon which the Company’s common stock is to be registered to read “The NASDAQ Stock Market LLC.”

Item 1.                                                         Description of Registrant’s Securities to be Registered

The description of the Common Stock of the Registrant set forth under the caption “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1 (File No. 333-164491) as originally filed with the Securities and Exchange Commission on January 22, 2009, as subsequently amended (the “Registration Statement”), and in the prospectus included in the Registration Statement, is hereby incorporated by reference in response to this item.

Item 2.                                                         Exhibits.

None.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Amendment to the registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: April 22, 2010	CONVIO, INC.

	By:	/s/ GENE AUSTIN
Gene Austin
Chief Executive Officer (Principal Executive
Officer), President and Chairman of the
Board of Directors